American Funds Fundamental Investors
June 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$262,980
Class B	$181
Class C	$4,615
Class F-1	$20,280
Class F-2	$39,088
Total	$327,144
Class 529-A	$9,850
Class 529-B	$9
Class 529-C	$742
Class 529-E	$316
Class 529-F-1	$538
Class R-1	$295
Class R-2	$1,541
Class R-2E	$36
Class R-3	$9,064
Class R-4	$12,637
Class R-5	$13,786
Class R-5E*	$-
Class R-6	$52,156
Total	$100,970
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3000
Class B	$0.0694
Class C	$0.0983
Class F-1	$0.2801
Class F-2	$0.3518
Class 529-A	$0.2763
Class 529-B	$0.0401
Class 529-C	$0.0834
Class 529-E	$0.2183
Class 529-F-1	$0.3306
Class R-1	$0.1015
Class R-2	$0.1079
Class R-2E	$0.2067
Class R-3	$0.2128
Class R-4	$0.2882
Class R-5	$0.3634
Class R-5E	$0.3206
Class R-6	$0.3753
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	882,283
Class B	2,111
Class C	46,677
Class F-1	50,474
Class F-2	134,700
Total	1,116,245
Class 529-A	36,031
Class 529-B	198
Class 529-C	8,939
Class 529-E	1,461
Class 529-F-1	1,644
Class R-1	2,843
Class R-2	14,260
Class R-2E	197
Class R-3	41,917
Class R-4	43,319
Class R-5	32,987
Class R-5E*	-
Class R-6	150,483
Total	334,279
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$51.97
Class B	$51.93
Class C	$51.73
Class F-1	$51.94
Class F-2	$51.95
Class 529-A	$51.91
Class 529-B	$52.05
Class 529-C	$51.85
Class 529-E	$51.86
Class 529-F-1	$51.87
Class R-1	$51.73
Class R-2	$51.72
Class R-2E	$51.80
Class R-3	$51.85
Class R-4	$51.87
Class R-5	$52.00
Class R-5E	$51.94
Class R-6	$51.98
*Amount less than one thousand.